U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 16, 1996

                          GROVE REAL ESTATE ASSET TRUST
             (Exact name of registrant as specified in its charter)


           Maryland              1-13080                        06-1391084
(State or other jurisdiction   (Commission                   (I.R.S. Employer
of incorporation)                Number)                   Identification No.)



598 Asylum Avenue, Hartford, Connecticut                            06105
(Address of principal executive offices)                          (Zip code)


Registrant's telephone number, including area code:    (203) 520-4789



                                   NO CHANGES
          (Former name or former address, if changed since last report)



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ITEM 4:  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS

Grove Real Estate Asset Trust (the "Registrant") has dismissed BDO Seidman, LLP as its independent public accountants effective August 16, 1996.

During the two most recent fiscal years and subsequent interim period from January 1, 1996 to August 16, 1996, there have been no disagreements with the former accountants on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure. The former accountants' report on the financial statements of the Registrant for each of the two past fiscal years was unqualified.

The Registrant has engaged Ernst & Young, LLP as its new independent public accountants effective with the dismissal of its former accountants. During the Registrant's two most recent fiscal years and subsequent interim period from January 1, 1996 to August 16, 1996, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principles as to any specific transaction, either completed or contemplated, the type of audit opinion that would be rendered on the Registrant's financial statements, or any matter of disagreements with the former accountants.

The decision to change accountants was approved by all member of the Board of Trust Managers of the Registrant.

ITEM 7:  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

A.   Financial Statements:  Not Applicable
B.   Pro Forma Financial Information:  Not Applicable
C:   Exhibits
     16.1  Former Accountants' Letter





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:    September 5, 1996





GROVE REAL ESTATE ASSET TRUST


By: Joseph R. LaBrosse
    -------------------
Name:  Joseph R. LaBrosse
Title:    Chief Financial Officer, Secretary and Treasurer